SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 30, 2004
                                                         ----------------

                          FRANKLIN ELECTRIC CO., INC.
                          ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           INDIANA                       0-362             35-0827455
           -------                       -----             ----------
(STATE OR OTHER JURISDICTION OF       (COMMISSION       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        FILE NUMBER     IDENTIFICATION NO.)

         400 EAST SPRING STREET
           BLUFFTON, INDIANA                                46714
           ------------------                               -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                               (260) 824-2900
                               --------------
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

The following exhibit is furnished pursuant to Item 12: (99) Press Release, dated January 30, 2004 issued by Franklin Electric Co., Inc.

ITEM 9.  REGULATION FD DISCLOSURE
---------------------------------

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On January 30, 2004, Franklin Electric Co., Inc. issued a press release setting forth its fiscal year 2003 earnings. A copy of the press release is attached hereto as Exhibit (99) and hereby incorporated by reference.





                                  SIGNATURES
                                  ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           FRANKLIN ELECTRIC CO., INC.
                                           ---------------------------
                                                  (Registrant)




Date February 2, 2004                 By  /s/ Gregg C. Sengstack
     ----------------                     -----------------------
                                          Gregg C. Sengstack, Senior Vice
                                          President, Chief Financial
                                          Officer and Secretary (Principal
                                          Financial and Accounting Officer)

                                Exhibit Index
                                -------------

(99) Press release, dated January 30, 2004 issued by Franklin Electric Co.,
Inc.


                                                                   EXHIBIT 99

ADDITIONAL EXHIBITS

Press Release
-------------


For Immediate Release                                 For Further Information
                                                 Refer to: Gregg C. Sengstack
                                                                 260-824-2900

                          FRANKLIN ELECTRIC COMPANY
                      REPORTS INCREASED INCOME AND SALES
                            FOR FISCAL YEAR 2003

Bluffton, Indiana-January 30, 2004--Franklin Electric Co., Inc. (NASDAQ:FELE) reported record diluted earnings per share of $3.05 for fiscal 2003, an increase of 8 percent compared to 2002 earnings per share of $2.83, and net income was a record $34.5 million, an increase of 7 percent compared to last year's $32.2 million. The Company reported record fourth quarter 2003 diluted earnings per share of $0.93, a 6 percent increase from $0.88 for the fourth quarter of 2002. Fourth quarter 2003 net income was $10.6 million, an increase of 7 percent from $9.9 million for the same period a year ago.

Sales for fiscal year 2003 were a record $359.5 million, an increase of 1 percent compared to 2002 sales of $354.9 million. The impact of strengthening foreign currencies on fiscal year 2003 was a $15.9 million increase in the Company's reported sales. In addition, the year on year impact of the inclusion of the sales of Intelligent Controls, Inc. ("INCON"), acquired by the Company in July 2002, was an increase in sales of $4.7 million for 2003 compared to last year. Sales for the fourth quarter of 2003 were a record $96.2 million compared to sales of $96.0 million for the same period a year ago. Foreign currencies, particularly the euro, strengthened relative to the U.S. dollar since the fourth quarter of 2002. The impact of this change in exchange rates was a $4.5 million increase in the Company's reported fourth quarter 2003 sales.

For fiscal year 2003, operating earnings were $51.9 million an increase of 3 percent compared to last year's $50.3 million. Operating earnings for the fourth quarter of 2003 were $15.9 million, an increase of 4 percent compared to $15.3 million a year ago.

R. Scott Trumbull, Chairman and Chief Executive Officer, stated, "We are pleased that our sales and earnings were improved even when compared to a strong prior year. Improvements were reported in fueling motors and related products, international product sales and large submersible motors in North America. These improvements were somewhat offset by decreases in residential submersible motors. Prior year residential motor sales were exceptionally strong due to weather conditions over much of the East coast."

"We continue to make steady progress in new product initiatives in several areas. We introduced a new SubDrive(tm) product, in the quarter as planned. This completes the SubDrive(tm) family offering through three horsepower. We have introduced, to the European market, our tank gauging and leak detection technologies, recently certified by European authorities. These products will now be sold along with our submersible fuel pumping systems through our recently formed European fueling systems subsidiary. Our HydroDuty(tm) product line has been well received by the food processing market and is now on test with several major users. We continue to be encouraged by the feedback we have received and are focused now on expanding production capabilities."

"We continue to make progress on previously announced global manufacturing realignment initiatives. The second phase of our Linares, Mexico plant expansion is on schedule, the recently announced move of three of our

Franklin Fueling Systems product lines into one facility is on schedule and we have broken ground on the expansion of our Brno, Czech facility."

North American submersible motor sales were down for the quarter and the year compared to the unusually heavy shipments in 2002. This shortfall was partially offset by increasing demand for large submersible motors sold to the agricultural, industrial, and municipal end use markets.

Europa (Europe, Middle East, and Africa) motor sales were also down for the year. Sales were negatively impacted in the first half of the year by the war in the Middle East, but strengthened during the last half of the year.

Fueling system motors and related products sales continued to strengthen in the fourth quarter and were up significantly for the full year. With stronger sales and reduced operating expenses, margins were also up significantly as compared to the first half of the year and the fourth quarter last year. The consolidation of INCON facilities from two to one was also completed in the fourth quarter.

Franklin's industrial motor products sales strengthened in the fourth quarter as both sales and orders were up compared to fourth quarter last year, however, fiscal year 2003 sales of industrial motor products were down from 2002. Order rates at year-end were up significantly from prior year.

Franklin Electric, a technical leader in electric motors, drives and controls, is the world's largest manufacturer of submersible water and fueling systems motors, a manufacturer of underground fueling systems hardware and flexible piping systems and a leader in engineered industrial motor products.

                                   ########

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward looking statements contained herein involve risks and uncertainties, including but not limited to, general economic and currency conditions, various conditions specific to the Company's business and industry, market demand, competitive factors, supply constraints, technology factors, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Securities and Exchange Commission filings. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements.

                         FRANKLIN ELECTRIC CO., INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

                                    Fourth Quarter Ended    Fiscal Year Ended
                                    --------------------    -----------------
                                     Jan. 3,   Dec. 28,     Jan.3,   Dec. 28,
                                      2004       2002        2004      2002
                                      ----       ----        ----      ----

Net sales                           $96,199    $95,996    $359,502  $354,872

Cost of sales                        64,726     65,065     248,506   249,937
                                    -------    -------    --------  --------

Gross profit                         31,473     30,931     110,996   104,935

Selling and administrative expenses  15,539     15,591      59,106    54,637
                                    -------    -------    --------  --------

Operating income                     15,934     15,340      51,890    50,298

Interest expense                       (132)      (291)     (1,107)   (1,317)

Other income / (expense)                 30       (138)        278       130

Foreign exchange gain / (loss)         (138)       589         266     1,366
                                    -------    -------    --------  --------

Income before income taxes           15,694     15,500      51,327    50,477

Income taxes                          5,123      5,612      16,847    18,273
                                    -------    -------    --------  --------

Net income                          $10,571     $9,888    $ 34,480  $ 32,204
                                    =======    =======    ========  ========


Net income per share:
  Basic                             $  0.97    $  0.91    $   3.19  $   2.98
                                    =======    =======    ========  ========
  Diluted                           $  0.93    $  0.88    $   3.05  $   2.83
                                    =======    =======    ========  ========

Weighted average shares and equivalent
  shares outstanding:
  Basic                              10,893     10,822      10,813    10,792
                                    =======    =======    ========  ========
  Diluted                            11,397     11,300      11,313    11,366
                                    =======    =======    ========  ========

                         FRANKLIN ELECTRIC CO., INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)                                  Jan. 3,           Dec. 28,
                                                 2004               2002
                                                 ----               ----

ASSETS:

Cash and equivalents                           $ 29,962             $ 20,133
Receivables                                      29,194               31,711
Inventories                                      54,653               48,268
Other current assets                             14,232               12,897
                                               --------             --------
Total current assets                            128,041              113,009

Property, plant and equipment, net               83,916               76,033
Goodwill and other assets                        70,014               69,541
                                               --------             --------
Total assets                                   $281,971             $258,583
                                               ========             ========


LIABILITIES AND SHAREOWNERS' EQUITY:

Current maturities of long-term
   debt and short-term borrowings              $  1,392             $  1,467
Accounts payable                                 15,958               18,584
Accrued liabilities                              28,051               30,196
                                               --------             --------
Total current liabilities                        45,401               50,247

Long-term debt                                   14,960               25,946
Deferred income taxes                             4,354                  -
Employee benefit plan obligations                18,697               23,988
Other long-term liabilities                       5,621                5,264

Shareowners' equity                             192,938              153,138
                                               --------             --------
Total liabilities and shareowners' equity      $281,971             $258,583
                                               ========             ========

                         FRANKLIN ELECTRIC CO., INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)                                           Jan. 3,     Dec. 28,
                                                          2004         2002
                                                          ----         ----


Cash flows from operating activities:
Net income                                                $34,480    $32,204
   Adjustments to reconcile net income to net
      cash flows from operating activities:
      Depreciation and amortization                        13,748     12,878
      Deferred income taxes                                 3,117        664
      Loss on disposals of plant and equipment                489        428
      Changes in assets and liabilities:
        Receivables                                         4,875      3,125
        Inventories                                        (2,140)     7,434
        Accounts payable and other accrued expenses        (4,439)      (315)
        Employee benefit plan obligations                  (2,584)     1,128
        Other, net                                           (582)    (2,923)
                                                          -------    -------
Net cash flows from operating activities                   46,964     54,623
                                                          -------    -------
Cash flows from investing activities:
  Additions to plant and equipment                        (15,261)   (15,568)
  Proceeds from sale of plant and equipment                   241         20
  Additions to deferred assets                               (434)   (14,312)
  Cash paid for acquisitions, net of cash acquired            -      (30,344)
  Proceeds from maturities of marketable securities           -        2,999
                                                          -------    -------
Net cash flows from investing activities                  (15,454)   (57,205)
                                                          -------    -------
Cash flows from financing activities:
  Borrowing on long-term debt                               6,648      8,575
  Repayment of long-term debt                             (19,853)    (1,408)
  Borrowing on line of credit and short-term borrowings    11,000      3,000
  Repayment of line of credit and short-term borrowings   (11,024)    (3,017)
  Proceeds from issuance of common stock                    4,750      2,320
  Purchases of common stock                                (9,782)    (3,662)
  Reduction of loan to ESOP Trust                             233        232
  Dividends paid                                           (5,946)    (5,505)
                                                          -------    -------
Net cash flows from financing activities                  (23,974)       535
                                                          -------    -------
Effect of exchange rate changes on cash                     2,293      1,430
                                                          -------    -------
Net change in cash and equivalents                          9,829       (617)
Cash and equivalents at beginning of period                20,133     20,750
                                                          -------    -------
Cash and equivalents at end of period                     $29,962    $20,133
                                                          =======    =======